Confidential information indicated by X's has been omitted and filed separately with the Securities and Exchange Commission.

NEITHER THIS WARRANT NOR THE SHARES ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID LAWS.

                             STOCK PURCHASE WARRANT

                To Subscribe for and Purchase Common Stock of
                              IVC INDUSTRIES, INC.

      THIS CERTIFIES that, for value received, XXXXXXXXX, a New Jersey corporation ("XXXXXXXXX"), or its transferee(s) (XXXXXXXXX or any such transferee being a "Holder"), is entitled to subscribe for and purchase from IVC INDUSTRIES, INC., a Delaware corporation (hereinafter called the "Corporation"), at the price of $2.00 per share (such price, as from time to time to be adjusted as hereinafter provided, being the "Warrant Exercise Price"), at any such time on or prior to the latest date determined under the following paragraph, the number of shares (the "Shares") of Common Stock (as defined below) determined according to Section 1 below (subject to adjustment as hereinafter provided), of fully paid and nonassessable shares of Common Stock, $.01 par value, of the Corporation (the "Common Stock"), subject, however, to the provisions and upon the terms and conditions hereinafter set forth. This Warrant is issued in conjunction with the Designated Party Term Guaranty being executed concurrently herewith by XXXXXXXXX (the "Designated Party Term Guaranty"). This Warrant and any warrant or warrants subsequently issued upon exchange or transfer hereof are hereinafter collectively called the "Warrant" or "Warrants".

      Holder may not exercise this Warrant prior to October 31, 2000, but may exercise it, in whole or in part, at any time on such date or thereafter until October 31, 2002 or any such later date as the Term Note or Loan, as defined in the Term Loan Agreement dated as of May 1, 1998 among the Corporation, The Chase Manhattan Bank, as Agent, and the Banks party thereto (the "Term Loan Agreement") shall be paid in full and no longer outstanding, and the Designated Party Term Guaranty shall have terminated without having been drawn upon, after which this Warrant shall expire.

      Section 1. Number of Shares. If the Term Note or Loan shall be outstanding and not paid in full, the number of Shares which the Holder hereof shall be entitled to purchase at the Warrant Exercise Price at any time shall be determined by first comparing the XXXXXXXXXXXXXXXXXXXXXXXXXXX during each Measuring Period against the relevant Benchmark (as such latter terms are defined in the following two sentences). The term "XXXXXXXXXXXXXXXXXXXXXXXXXXX" for a Measuring Period means the dollar amount of XXXXXXXXX actually made by the Corporation, Hall Laboratories, Ltd. and International Vitamin Overseas Sales Corp. from XXXXXXXXX and/or its affiliates during such Measuring Period of XXXXX XXXXXXXXXXXXXXXXXXXXXXXXXX whatsoever

("XXXXXXX"). For purposes of this Section 1, the term "Measuring Period" means one of the successive twelve-month periods of time with the first twelve month period ending October 31, 1998, and each of the twelve month periods ending each successive April 30 and October 31 as long as this Warrant is in force; and the term "Benchmark" for each such Measuring Period means $24,000,000.

      Then, in any case under this Section 1 where the dollar amount of XXXXXXXXXXXXXXXXXXXXXXXXXXX in such Measuring Period is less than the Benchmark, the Holder shall be entitled to purchase that number of Shares equal to the dollar amount of the shortfall divided by the Warrant Exercise Price. See Example A on Exhibit A hereto.

      In any case under this Section 1, beginning with the Measuring Period ending October 31, 1998, where the XXXXXXXXXXXXXXXXXXXXXXXXXXX for a given Measuring Period exceeds the Benchmark, then the number of Shares which the Holder shall otherwise be entitled to purchase under this Section 1 will be reduced by a number of Shares ("Overage Shares") equal to (i) if the Holder is then entitled to purchase any Shares under this Section 1, the excess, or (ii) if the Holder is then not entitled to purchase any Shares under this Section 1, fifty percent of the excess, of XXXXXXXXXXXXXXXXXXXXXXXXXXX over the Benchmark for such Measuring Period, divided by the Warrant Exercise Price. See Examples B and C on Exhibit A.

      The number of Shares at any time subject to this Warrant, as determined in accordance with this Section 1, shall be vested at the end of each respective Measuring Period, and shall be subject to increase by any number of Shares so determined at the end of the next succeeding Measuring Period, and subject to reduction by any number of Overage Shares for any prior Measuring Period in accordance with the preceding paragraph, which new number shall then be vested in turn; and so on.

      If the Term Note and Loan shall be paid in full and no longer outstanding at any time prior to the expiration of this Warrant, the Holder shall continue to be entitled to purchase the number of Shares as determined according to the above paragraphs, but such number will be subject to reduction for any Overage Shares arising under the second preceding paragraph in any Measuring Periods occurring after such payment in full (but never less than zero); but if the Designated Party Term Guaranty has not been drawn upon and has been terminated in all respects, then the number of Shares vested and exercisable hereunder shall be reduced to zero and this Warrant shall expire.

      Notwithstanding any other provisions of this Warrant, if the Designated Party Term Guaranty is drawn down in whole or in part at any time, then the Holder shall be entitled, in addition to the Shares which it is otherwise entitled to purchase under this Section 1, to receive at its option one Share for each $1.00 of the amount drawn down upon the Designated Party Term Guaranty, all of which shares shall be vested and exercisable at the time of such drawdown.

      Section 2. Exercise of Warrant.

            (a) Method of Exercise. The rights represented by this Warrant may be exercised by the Holder hereof, in whole at any time or from time to time in part, but not as to a fractional share of Common Stock, by the surrender of this Warrant (properly endorsed) at the office of the Corporation at 500 Halls Mills Road, Freehold, New Jersey 07728 (or at such other agency or office of the Corporation in the United States as it may designate by notice in writing to the Holder hereof at the address of such Holder appearing on the books of the Corporation), and by payment to the Corporation of the Warrant Exercise Price in the manner described in paragraph (b) below, for each share being purchased.

            (b) The Holder may make payment in respect of the exercise of this Warrant as follows:

                  (i) Cash Exercise. By payment to the Corporation of the
            Warrant Exercise Price in cash or by certified or official bank check, for each share being purchased:

                  (ii) Notes Exercise. By surrender to the Corporation of any promissory notes or other obligations issued by the Corporation, with all such notes or other obligations of the Corporation so surrendered being credited against the Warrant Exercise Price in an amount equal to the principal amount thereof plus the amount of any accrued and unpaid interest thereon to the date of such surrender;

                  (iii)Combined Payment Method. By satisfaction of the Warrant
            Exercise Price for each share being acquired in any combination of the methods described in clauses (i) or (ii) above.

            (c) Delivery of Certificates. Etc. In the event of any exercise of the rights represented by this Warrant, a certificate or certificates for the shares of Common Stock so purchased, registered in the name of the Holder, shall be delivered to the Holder hereof within a reasonable time, not exceeding ten days, after the rights represented by this Warrant shall have been so exercised; and, unless this Warrant has expired, a new Warrant representing the number of shares (except a remaining fractional share), if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the Holder hereof within such time. The person in whose name any certificate for shares of Common Stock is issued upon exercise of this Warrant shall for all purposes be deemed to have become the Holder of record of such shares on the date on which the Warrant was surrendered and payment of the Warrant Exercise Price and any applicable taxes was made, except that, if the date of such surrender and payment is a date on which the stock transfer books of the Corporation are closed, such person shall be deemed to have become the Holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

      Section 3. Adjustment of Number of Shares. Upon each adjustment of the Warrant Exercise Price as provided in Section 4, the Holder of this Warrant shall thereafter be entitled to purchase, at the Warrant Exercise Price resulting from such adjustment, the number of shares (calculated to the nearest tenth of a share) obtained by multiplying the Warrant Exercise Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the Warrant Exercise Price resulting from such adjustment.

      Section 4. Adjustment of Price Upon Issuance of Common Stock. The Warrant Exercise Price shall be subject to adjustment from time to time as follows:

            (a) If the Corporation shall issue, after the date hereof, any Additional Stock (as hereinafter defined) without consideration or for a consideration per share less than the Warrant Exercise Price in effect immediately prior to the issuance of such Additional Stock, the Warrant Exercise Price in effect immediately prior to each such issuance shall forthwith be reduced to an amount equal to such lower purchase price for such Additional Stock (or in the case of options and similar securities, the consideration received for the option and to be received upon exercise of such option), or, if for no consideration, $.01.

            (b) "Additional Stock" as used herein shall mean any shares of Common Stock issued (or deemed to have been issued) or rights, warrants, options or other exchangeable securities convertible into Common Stock (including shares of Common Stock held in the Corporation's treasury) by the Corporation after the date hereof; provided, that, the term "Additional Stock" shall not include any Common Stock, or any rights, warrants, options or other exchangeable securities convertible into Common Stock, presently existing or hereafter issued or deemed issued under the Corporation's existing stock option and employee benefit programs.

            (c) Except to the limited extent provided for in paragraph (h), no adjustment of the Warrant Exercise Price pursuant to this Section 4 shall have the effect of increasing the Warrant Exercise Price above the Warrant Exercise Price in effect immediately prior to such adjustment.

            (d) No adjustment in the Warrant Exercise Price shall be required unless such adjustment would require an increase or decrease of at least one cent ($.0l) in the Warrant Exercise Price; provided, however, that any adjustments which by reason of this paragraph (d) are not required to be made shall be carried forward and taken into account in any subsequent adjustment required to be made hereunder. All calculations under this paragraph (d) shall be made to the nearest one cent ($.01). In the case of the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

            (e) In the case of the issuance of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined in good faith by the Board of Directors.

            (f) In the case of the issuance (whether before, on or after the date hereof) of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this Section 4:

                  (i) The aggregate maximum number of shares of Common Stock deliverable upon exercise (assuming the satisfaction of any conditions to exercisability including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in paragraph (e) and this paragraph (f)), if any, received by the Corporation upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights (without taking into account potential antidilution adjustments) for the Common Stock covered thereby.

                  (ii) The aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange (assuming the satisfaction of any conditions to convertibility or exchangeability including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof, shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Corporation (without taking into account potential antidilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in paragraph (e) and this paragraph (f)).

                  (iii) In the event of any change in the number of shares of
            Common Stock deliverable or in the consideration payable to the Corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, the Warrant Exercise Price, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

                  (iv) Upon the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Warrant Exercise Price, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities which remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

                  (v) The number of shares of Common Stock deemed issued and the consideration deemed paid therefor pursuant to subparagraphs (i) and
            (ii) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either subparagraph (iii) or (iv).

            (g) In the event the Corporation should at any time or from time to time after the date hereof fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of Holders of Common Stock entitled to receive a dividend or distribution payable in additional shares of Common Stock or Common Stock equivalents without payment of by any such Holder for the additional shares of Common Stock or the Common Stock equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Warrant Exercise Price shall be appropriately decreased so that the number of shares of Common Stock issuable upon exercise of the Warrants shall be increased in proportion to such increase in the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock equivalents.

            (h) If the number of shares of Common Stock outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Warrant Exercise Price shall be appropriately increased so that the number of shares of Common Stock issuable upon exercise of the Warrants shall be decreased in proportion to such decrease in outstanding shares.

            (i) In case the Corporation shall take a record of the Holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, options or convertible securities convertible or exchangeable into Common Stock, or
      (ii) to subscribe for or purchase Common Stock, options or securities convertible or exchangeable into Common Stock, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be, provided that such shares of Common Stock, options or securities convertible or exchangeable into Common Stock shall in fact have been issued or sold.

            (j) If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 4), provision shall be made so that the

      Holders of the Warrants shall thereafter be entitled to receive upon the basis and the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore receivable upon exercise of such Warrants the number of shares of stock or other securities or property of the Corporation or otherwise, to which a Holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the Holders of the Warrants after the recapitalization to the end that the provisions of this Section 4 (including adjustment of the Warrant Exercise Price then in effect and the number of shares issuable upon exercise of the Warrants) shall be applicable after that event as nearly equivalent as may be practicable.

            (k) The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, exchange or conversion of Common Stock or other securities, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action dilute the voting power or rights to which the Holder is or would be entitled under this Warrant or any Shares which it may be entitled to purchase hereunder, or avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the Holders of the Warrants against impairment.

            (l) If any capital reorganization or reclassification of the capital stock of the Corporation, or consolidation or merger of the Corporation with and into another corporation, or the sale of all or substantially all of its assets to another corporation, shall be effected while this Warrant is outstanding in such a manner that Holders of shares of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization or reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby each Holder shall thereafter have the right to receive upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore receivable upon exercise of such Warrant, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore so receivable had such reorganization or reclassification, consolidation, merger or sale not taken place, and in such case appropriate provision shall be made with respect to the rights and interests of the Holders of the Warrants to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Warrant Exercise Price and of the number of shares of Common Stock issuable upon thereof) shall thereafter be applicable, as nearly as may be possible, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of the Warrants. The Corporation shall not effect any such consolidation, merger or sale unless prior thereto or simultaneously therewith the survivor or successor corporation (if other than the Corporation) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument executed and mailed or delivered to each Holder of Warrants, the obligation to deliver to such Holder of Warrants such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Holder of Warrants may be entitled to receive, and containing the express assumption of such successor corporation of the due and punctual performance and observance of every provision of the Warrants to be performed and observed by the Corporation and of all liabilities and obligations of the Corporation hereunder with respect to the Warrants.

            (m) Upon the occurrence of each adjustment or readjustment of the Warrant Exercise Price pursuant to this Section 4, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each Holder of Warrants a statement, setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any Holder of Warrants, furnish or cause to be furnished to such Holder a like certificate setting forth (i) such adjustment and readjustment, (ii) the Warrant Exercise Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the exercise of such Warrants.

            (n) The Corporation will at all times reserve and keep available out of its authorized Common Stock or its treasury shares, solely for the purpose of issue upon the exercise of this Warrant as herein provided, such number of shares of Common stock as shall then be issuable upon the exercise of this Warrant. The Corporation covenants that all shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, and, without limiting the generality of the foregoing, the Corporation covenants that it will from time to time take all such action as may be requisite to assure that the par value per share of the Common Stock is at all times equal to or less than the effective Warrant Exercise Price. The Corporation will take all such action as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirements of any national securities exchange upon which the Common Stock of the Corporation may be listed. The Corporation will not take any action which results in any adjustment of the Warrant Exercise Price if the total number of shares of Common Stock issued and issuable after such action upon exercise of the Warrants would exceed the total number of shares of Common Stock then authorized by the Corporation's Certificate of Incorporation. The Corporation has not granted and will not grant any right of first refusal with respect to shares issuable upon exercise of this Warrant, and there are no preemptive rights associated with such shares.

            (o) The issuance of certificates for shares of Common Stock upon exercise of the Warrants shall be made without charge to the Holders of such Warrants for any issuance tax in respect thereof provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of any Holder of the Warrants.

            (p) The Corporation will at no time close its transfer books against the transfer of the shares of Common Stock issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant.

            (q) As used herein the term "Common Stock" shall mean and include the Common Stock, $.01 par value, of the Corporation as presently authorized _____________________, and also any capital stock of any class of the Corporation hereinafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the Holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and any other common stock or such capital stock arising from any reorganization, reclassification, exchange, consideration or merger, in order to maintain the voting and other rights of Holders relative to all other common or capital stock of the Corporation or any successor. As of the date hereof, 17,127,392 shares of Common Stock are outstanding, all of which have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth on Schedule I hereto, there are no rights, warrants, options or other exchangeable securities convertible into Common Stock (including shares of Common Stock held in the Corporation's treasury).

      Section 5. Notices of Record Dates. In the event of

            (1) any taking by the Corporation of a record of the Holders of any class of securities for the purpose of determining the Holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

            (2) any capital reorganization of the corporation, any reclassification or recapitalization of the capital stock of the Corporation or any transfer of all or substantially all the assets of the Corporation to or consolidation or merger of the Corporation with or into any other corporation, or

            (3) any voluntary or involuntary dissolution, liquidation or winding-up of the Corporation,

then and in each such event the Corporation will give notice to the Holder of this Warrant specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and stating the amount and character of such dividend, distribution or right, and (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the Holders of record of Common Stock will be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up. Such notice shall be given at least 30 days and not more than 90 days prior to the date therein specified.

      Section 6. Registration Rights. The rights of the Holder hereof with respect to the registration under the Securities Act of the shares of Common stock issuable upon the exercise of this Warrant are set forth in the Registration Rights Agreement, dated as of May 1, 1998, between the Corporation and XXXXXXXXX.

      Section 7. No Stockholder Rights or Liabilities. This Warrant shall not entitle the Holder hereof to any voting rights or other rights as a stockholder of the Corporation. No provision hereof, in the absence of affirmative action by the Holder hereof to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of such Holder for the Warrant Exercise Price or as a stockholder of the Corporation, whether such liability is asserted by the Corporation or by creditors of the Corporation.

      Section 8. Investment Representation and Legend. The Holder, by acceptance of the Warrant, represents and warrants to the Corporation that it is acquiring the Warrant and the shares of Common Stock (or other securities) issuable upon the exercise hereof for investment purposes only and not with a view towards the resale or other distribution thereof and agrees that the Corporation may affix upon this Warrant the following legend:

            "Neither this Warrant nor the shares issuable upon the exercise of this Warrant have been registered under the Securities Act of 1933, as amended, or any applicable state securities laws and may not be sold or transferred in the absence of registration or an exemption therefrom under said laws."

The Holder, by acceptance of this Warrant, further agrees that the Corporation may affix the following legend to certificates for shares of Common Stock issued upon exercise of this Warrant:

            "THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THEY HAVE BEEN REGISTERED UNDER SAID LAWS OR UNLESS IN THE OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION AN EXEMPTION FROM REGISTRATION IS AVAILABLE."

      Section 9. Lost, Stolen, Mutilated or Destroyed Warrant. If this Warrant is lost, stolen, mutilated or destroyed, the Corporation may, on such terms as to indemnity or otherwise as it may in its discretion reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Corporation, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

      Section 10. Notices. All notices, requests and other communications required or permitted to be given or delivered hereunder shall be in writing, and shall be delivered, or shall be sent by certified or registered mail, postage prepaid and addressed, if to the Holder to such Holder at the address shown on such Holder's Warrant or Warrant Shares or at such other address as shall have been furnished to the Corporation by notice from such Holder. All notices, requests and other communications required or permitted to be given or delivered hereunder shall be in writing, and shall be delivered, or shall be sent by certified or registered mail, postage prepaid and addressed to the Corporation at such address as shall have been furnished to the Holder by notice from the Corporation.

      Section 11. Transfers. XXXXXXXXX or any transferee or Holder of this Warrant may freely transfer its interests in all or any part of this Warrant at any time, but prior to the date three years from the date of this Warrant, no transfers of this Warrant may be made except if the transferee is an affiliate of the transferor, or if the Corporation shall otherwise consent.

      IN WITNESS WHEREOF, IVC INDUSTRIES, INC. has executed this Warrant on and as of the day and year first above written.

Dated:  As of May 1, 1998           IVC INDUSTRIES, INC.


                                    By:  /s/ I. Alan Hirschfeld
                                    Name:
                                    Title:

                             SUBSCRIPTION AGREEMENT

To:

Dated:

      The undersigned, pursuant to the provisions set forth in the within Warrant, hereby agrees to subscribe for and purchase [_____] shares of Common Stock covered by such Warrant, and makes payment herewith in full therefor at the price per share provided by such Warrant [specify method of payment as provided in the Warrant].


                                    Signature
                                             -----------------------------------
                                    --------------------------------------------

                                    Address
                                             -----------------------------------
                                    --------------------------------------------

                                    EXHIBIT A

Example A: At October 31, 1998

Actual XXXXXXXXX Prior Twelve Months:                $20 million

Less Base Period XXXXXXXXXXXXXXXXXXXX:               $24 million

                        Shortfall                    $4 million

Warrant Allows the Purchase of 2,000,000 Shares at $2.00

--------------------------------------------------------------------------------
Example B: At April 30, 1999

Actual XXXXXXXXX Prior Twelve Months:                $25 million

Less  Base Period XXXXXXXXXXXXXXXXXXXX:              $24 million

                        Overage                      $1 million

Overage Shares equal 500,000 shares (at $2.00)

Thus, starting with the Example A balance, the new Warrant balance equals 1,500,000 Shares as of April 30, 1999

--------------------------------------------------------------------------------
Example C: At October 31, 1999

Actual XXXXXXXXX Prior Twelve Months:                $28 million

Less  Base Period XXXXXXXXXXXXXXXXXXXX:              $24 million

                  Period Overage                     $4 million

Of Period Overage, $3,000,000, or 1,500,000 Shares (at $2.00), is applied to Warrant balance, bringing the cumulative Warrant balance to zero.

            Therefore, Period Overage                $4 million

                  Less Period Overage applied        $3 million

                  Surplus                            $1 million

Surplus Carried Forward to the next period:  50% of $1 million or
                                              $0.5 million

Overage Shares of 250,000 Shares (at $2.00) are carried forward to next period.